UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

Longfin Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38192	81-5312393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, Suite 4000 NEW YORK, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(646) 202-9550

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2018, Henry Wang, an independent director of the Board of Directors of Longfin Corp (the “Company”) and the chairman of Compensation Committee and member of the Audit committee and Nominating and Governance Committee thereof, notified the Company of his resignation from the Company’s Board of Directors, effective July 27, 2018. There were no disagreements between Henry Wang and the Company.

The Board subsequently appointed Dr. Avinash Karingam 42, as a member of the Board, which appointment occurred on July 27, 2018, immediately following Henry Wang’ resignation. Dr Avinash Karingam will also serve as chairman of Compensation Committee and member of the Audit committee and Nominating and Governance Committee in place of Henry Wang.

Avinash Karingam holds a PhD in Applied Mathematics (Fluid Dynamics) and research experience in quantitative financial and computational engineering. He has specialized in quantitative models, product management and quantitative risk management. Avinash Karingam has spent considerable time in developing alfa generating High frequency trading (HFT) models on various asset classes such as Indices, Currencies, Commodities and Equities, under the framework of Money Management and Risk Management.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2018

LONGFIN CORP.

By:	/s/ Venkata Meenavalli
Name:	Venkata Meenavalli
Title:	Chairman

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